EXHIBIT 99.3

Zartic, Inc.

Unaudited Financial Statements

as of September 30, 2006 and December 31, 2005

and the Nine-Month Periods Ended

September 30, 2006 and October 1, 2005

ZARTIC, INC.

BALANCE SHEETS

AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$18,541	$26,707
Accounts receivable, net	18,175,495	14,248,971
Inventories	15,829,813	15,180,002
Prepaid expenses and other current assets	753,018	624,118

Total current assets	34,776,867	30,079,798

PROPERTY AND EQUIPMENT, NET	20,177,462	21,907,707

NON-CURRENT AND OTHER ASSETS:
Cash value of life insurance	1,178,360	1,117,535
Notes receivable, officers and employees	160,482	136,404
Intangible and other assets	590,968	741,890

Total non-current and other assets	1,929,810	1,995,829

Total Assets	$56,884,139	$53,983,334

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current maturities on long-term debt	$6,619,490	$7,817,965
Accounts payable	27,354,398	25,206,788
Accrued expenses and other current liabilities	2,890,536	2,866,968
Revolving credit agreements	23,726,717	21,057,356

Total current liabilities	60,591,141	56,949,077

LONG-TERM DEBT	1,126,858	1,522,435

COMMITMENTS AND CONTINGENCIES	-	-

Total Liabilities	61,717,999	58,471,512

SHAREHOLDERS’ DEFICIT:
Common stock:
Class A, voting, $1 par value; authorized 100,000 shares; issued and outstanding 6,674 shares	6,674	6,674
Class B, non-voting, $1 par value; authorized 1,900,000 shares; issued and outstanding 126,806 shares	126,806	126,806
Additional paid-in capital	630,980	630,980
Accumulated deficit	(5,739,192)	(5,393,510)
Fair market value of interest rate swap agreement	140,872	140,872

Total shareholders’ deficit	(4,833,860)	(4,488,178)

Total Liabilities and Shareholders’ Deficit	$ 56,884,139	$53,983,334

See Notes to the Unaudited Financial Statements

ZARTIC, INC.

UNAUDITED STATEMENTS OF OPERATIONS

Nine-Months Ended September 30, 2006 and October 1, 2005

	For the	For the
	Nine-Months	Nine-Months
	Ended	Ended
	September 30, 2006	October 1, 2005
	(unaudited)	(unaudited)

Net sales	$120,751,347	$130,278,340

Costs and expenses:
Cost of goods sold	96,719,589	108,478,500
Selling, general, and administrative	18,461,382	19,548,919
Depreciation and amortization	2,106,724	1,950,079
Total costs and expenses	117,287,695	129,977,498

Operating income	3,463,652	300,842

Financial and other income (expense):
Interest expense	(3,777,923)	(1,687,495)
Other income (expense)	(31,411)	8,041
Total financial and other income (expense)	(3,809,334)	(1,679,454)

Net loss	$(345,682)	$(1,378,612)

See Notes to the Unaudited Financial Statements

ZARTIC, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

Nine-Months Ended September 30, 2006 and October 1, 2005

	September 30, 2006	October 1, 2005
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(345,682)	$(1,378,612)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
Depreciation and amortization	2,106,724	1,950,079
Provision for doubtful accounts receivable	(21,749)	(82,160)
Inventory valuation allowance	(71,791)	—
(Increase) decrease in:
Trade receivables	(3,991,533)	500,647
Inventories	(578,022)	(3,810,045)
Prepaid expenses and other assets	(128,897)	44,182
Other assets	(87,652)	77,575
Decrease (increase) in:
Accounts payable, accrued expenses and other current liabilities	2,326,280	3,533,871
Accrued expenses	(68,342)	(808,776)
Net cash provided by (used in) operating activities	(860,664)	26,761

CASH FLOWS FROM INVESTING ACTIVITIES
Net repayments from officers and employees	(24,078)	26,782
Purchase of property and equipment	(198,733)	(2,216,543)
Net cash used in investing activities	(222,811)	(2,189,761)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments on revolving credit agreements	(1,615,639)	(1,032,060)
Borrowings on long-term debt	4,375,000	4,429,631
Principal payments on long-term debt	(1,684,052)	(1,296,658)
Net cash provided by financing activities	1,075,309	2,100,913

Net decrease in cash	(8,166)	(62,087)

CASH — BEGINNING OF PERIOD	26,707	88,794
CASH — END OF PERIOD	$18,541	$26,707

SUPPLEMENTAL DISCLOSURES
Cash paid in interest	$2,261,426	$1,352,615

See Notes to the Unaudited Financial Statements.

ZARTIC, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Note 1.      Basis of Presentation

Description of the Business — Zartic is a processor of quick frozen, portion-controlled and further processed beef, pork and poultry products.  The Company’s corporate office and two main production facilities are located in northwest Georgia.  Zartic sells nationwide and in Canada to over 1,100 food service and retail distributors, government agencies, and chain accounts through its direct sales force and broker network.  The Company extends credit to its customers, all on an unsecured basis, on terms that it establishes for individual customers.

Note 2.      Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies follows:

Fiscal year — The Company’s fiscal year ends on the Saturday closest to the end of December each year.  The year ended December 31, 2005 contained 52 weeks.

Revenue recognition — Revenues are recorded generally when the Company’s products are shipped.

Fair value of financial instruments — The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, excess of outstanding checks over bank balance, accrued expenses and other current liabilities and revolving credit agreements approximate their fair values due to the short-term nature of these financial instruments.  The carrying amount of the Company’s long-term debt, including current maturities, approximates fair value due to variable interest rates and/or short terms to maturity (see Note 8 regarding the fair value of the Company’s interest rate swap).

Income tax status — Effective July 2, 2000, the Company, with the consent of its stockholders, elected to be taxed under sections of federal and state income tax law which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata share of the Company’s income, deductions, losses, and credits.  The Company may be subject to income taxes at the maximum corporate rate if certain assets are sold at a gain for a 10-year period following the election.  Certain general business and alternative minimum tax credits are available to offset future corporate federal income taxes should the Company incur taxes related to the disposition of assets during the 10 year period.

Use of estimates — The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The significant estimates used to prepare these financial statements include the allowance for doubtful accounts receivable and the inventory valuation allowance.  Due to their prospective nature, actual results could differ from those estimates.

Note 3.      Major Customer

A major customer of the Company is PWC Logistics of Suliybia, Kuwait.  During the nine-month periods ended September 30, 2006 and October 1, 2005, net sales to this customer totaled approximately $18.9 million and $20.8 million, respectively.  Trade receivables from this customer at September 30, 2006 and December 31, 2005 were approximately $2.5 million and $1.8 million, respectively.

Note 4.      Inventories

Inventories consist of the following:

	September 30, 2006	December 31, 2005
Finished goods	$11,684,366	$11,082,294

Raw materials	2,887,073	2,444,814

Work in process	265,497	1,107,424

Packaging and supplies	1,092,877	1,045,470

Total	15,929,813	15,680,002

Less: valuation and obsolescence allowance	(100,000)	(500,000)

Total inventory, net	$15,829,813	$15,180,002

Note 5.                      Loan Commitment Fees and Intangible Assets

Loan commitment fees, trademarks and patents included in intangible and other assets consist of the following as of September 30, 2006:

	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount

Loan commitment fees	$1,100,588	$824,186	$276,403
Trademarks	198,958	75,083	123,875
Patents	63,565	25,609	37,956

	$1,363,112	$924,878	$438,234

Aggregate amortization expense for the nine-month periods ended September 30, 2006 and October 1, 2005 was $177,748 and $227,111, respectively.

Loan commitment fees, trademarks and patents included in intangible and other assets consist of the following as of December 31, 2005:

	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount

Loan commitment fees	$1,074,927	$659,563	$415,364
Trademarks	198,958	65,136	133,822
Patents	63,565	22,431	41,134

	$1,337,450	$747,130	$590,320

Note 6.                      Loan Agreement and Revolving Credit Loans

At September 30, 2006 and December 31, 2005, the Company was indebted to a bank under a loan agreement (“the Agreement”) that provides for a revolving credit facility (discussed herein) and two term loans further described in Note 7.  At December 31, 2005, the Company was also indebted to the same lender under a letter agreement (“the Letter Agreement”) with a maturity of February 15, 2006.  At September 30, 2006 and December 31, 2005, outstanding balances under the Agreement and the Letter Agreement amounted to $23,726,717 and $21,057,356, respectively.  In May 2006, the Agreement was amended (as discussed below) by a Forbearance, Amendment and Overadvance Agreement (“the Forbearance Agreement”) which accelerated the expiration date of the Agreement to December 31, 2006.  The Agreement and the Letter Agreement provide for monthly interest at fluctuating rates, as defined.  Outstanding balances are collateralized by substantially all of the Company’s assets and the personal guarantee of the Company’s controlling stockholder (limited to certain owned real estate plus $1 million).

Under terms of the Agreement and the Letter Agreement as of September 30, 2006 and December 31, 2005, the Company may borrow the lesser of (net of any reserves deemed appropriate by the lender and any letter of credit obligations):

1)         $23 million, or

2)   up to 85% of the face value of eligible receivables, plus $2 million, plus the lesser of:

a)         60% of the cost of eligible inventory, or

b)        $10 million.

At September 30, 2006 and December 31, 2005, there was $618,511 and $330,860, respectively, available under the Agreement and the Letter Agreement.  In addition to interest, the Company also pays an annual commitment fee and a monthly administration fee as provided for in the Agreement.

In connection with the Agreement, the Company is required to adhere to various restrictive debt covenants which address financial performance ratios, capital expenditures, additional debt, stockholder distributions, additional leases, etc.  At September 30, 2006 and December 31, 2005, the Company was out of compliance with certain of these covenants.  Prior violations were waived by the lender through April 2005, when revised covenants became effective; however, violations subsequent to April 2005 and through December 31, 2005, have not been waived, resulting in an event of default under the Agreement as of September 30, 2006 and December 31, 2005 and continuing in 2006.

As referenced above, in May 2006, the lender and the Company entered into a Forbearance, Amendment (of the Agreement) and Overadvance Agreement (“the Forbearance Agreement”)  which provides for the following (the list is not all-inclusive):

•                        Forbearance (but not waiver) by the lender in exercising its default rights under the Agreement until October 1, 2006, at which date such default rights may be exercised.

•                         Acceleration of the termination date of the Agreement from December 18, 2007 to December 31, 2006, at which date all amounts outstanding under the Agreement are due.

•                         Continuation (in the lender’s discretion) of loans under the Agreement through September 30, 2006, with a fluctuating credit limit of $25 million to $27.5 million, less any reserves deemed appropriate by the lender.

•                        A “step-up, step-down” overadvance loan of $6 million, which is to be fully repaid by October 1, 2006.  The initial advance in May 2006, was reduced by 1) the balance remaining on the loan under the Letter Agreement, and 2) a fee of $1 million for the lender entering into the Forbearance Agreement (and providing the overadvance loan).

•                         Forbearance conditions through September 30, 2006, to include minimum month-to-date EBITDA requirements, consent to the Forbearance Agreement by certain affiliates, capital expenditure limits, etc.

•                         An increase in the limited personal guarantee (in addition to the pledge of certain owned real estate) of the Company’s controlling stockholder from $1 million to $6 million.

Note 7.  Long-Term Debt

Long-term debt consists of the following:

	September 30, 2006	December 31, 2005

Bank (primary lender) note payable in monthly installments of $123,900 plus interest, with balance of $5,035,828 due in December 2006. Monthly interest at fluctuating rates (11.75% at September 30, 2006 and 8.75% at December 31, 2005), which are subject to an interest rate swap agreement. Subject to the terms and conditions of the loan agreement described in Note 6.	$5,407,528	$6,522,628

Bank (primary lender) note payable in monthly installments of $25,000 plus interest, with balance of $605,969 due in December 2006. Monthly interest at fluctuating rates (11.75% at September 30, 2006 and 8.75% at December 31, 2005). Subject to the terms and conditions of the loan agreement described in Note 6.	680,969	905,969

Bank note payable in monthly installments of $2,335 plus interest, with balance of $263,843 due January 2008. Monthly interest at the prime rate plus 1% (9.25% at September 30, 2006 and 5.25% at December 31, 2005). Collateralized by certain real property.	301,203	322,218

Capitalized lease obligation discounted at 10.687%, due in monthly installments of $5,412 through June 2007.	46,736	89,763

Capitalized lease obligations discounted at 9%, due in monthly installments totaling $14,985, with varying maturity dates through February 2010.	539,853	602,308

Unsecured notes payable to related parties due in monthly installments totaling $14,163 plus interest at the prime rate plus 1% (7.00% at September 30, 2006 and 5.25% at December 31, 2005). Balance of $557,632 due January 2008. Notes are subordinate to the loan agreement discussed in Note 6.	770,059	897,514

Total long-term debt	7,746,348	9,340,400

Less current maturities	6,619,490	7,817,965

Long-term debt less current maturities	$1,126,858	$1,522,435

Note 8.       Interest Rate Swap

Effective February 2003, the Company entered into an interest rate swap to lock in the interest cash outflows on its floating rate debt.  This cash flow hedge changes the variable-rate interest on the Company’s term loan from bank to fixed-rate interest.  The total notional amount of the swap was $6,663,500 at September 30, 2006 and December 31, 2005.  Under the terms of the swap, which expires in February 2008, the Company pays a fixed interest rate of 3.4%, and receives the variable interest rate of LIBOR, based on a one-month interval.  The estimated fair value of this agreement at September 30, 2006 was $140,872, which is netted against long-term debt in the balance sheet.  This amount is subsequently reclassified into interest expense as a yield adjustment in the same period in which the related interest on the floating-rate debt obligation affects earnings.

Note 9.       Leasing Activities

The Company leases various machinery and equipment under capital leases.  Amortization on these assets is included in depreciation expense.  Information related to these assets is as follows:

	September 30, 2006	December 31, 2005

Cost of machinery and equipment under capital lease	$1,188,290	$1,148,120

Accumulated amortization	(422,908)	(277,824)

Net book value	$765,382	$870,296

The Company has leased certain production facilities, machinery, equipment and transportation equipment under operating lease agreements which expire on varying dates through 2008.  This includes certain related party leases described more fully in Note 10.

Rent expense related to all operating leases for the nine-month period ended September 30, 2006 and the year ended October 1, 2005 was $512,837 and $685,388, respectively.

Note 10.    Related Party Activity

The Company, Zar Tran, Inc. (Zar Tran), JEM Sales, Inc. (JEM Sales), 3M Brokerage, and 3M Leasing are related parties under common ownership and control.  Due to the nature of these relationships, transactions among these entities may not necessarily be consummated on terms that would have been obtained if the entities were autonomous. At September 30, 2006, there were no significant changes in related party transactions from those described in the December 31, 2005 audit report.

Note 11.    Commitments and Contingencies

Litigation — The nature of the Company’s business is such that it is sometimes involved in litigation.  The Company currently is involved in certain litigation.  In management’s opinion, the outcome of these claims will not have a material affect on the financial statements.

Letters of credit: — At September 30, 2006 and December 31, 2005, the Company was liable in the approximate amount of $2.7 million and $2.1 million, respectively, under unused letters of credit issued in favor of various insurers.

Note 12.    Stockholders’ Agreement

The Company and all stockholders are bound by the terms of a stockholders’ agreement that provides the Company the first option to purchase the shares of any stockholder desiring to sell his shares in the Company.  Once the option notice is given by the selling stockholder, the Company has 40 days to exercise its option rights.  If the Company fails to exercise its right to purchase the option shares, other stockholders then have 20 days to purchase such shares.  Once this 20-day period has expired, the selling stockholder may sell his shares.  The stockholders’ agreement does not define a purchase price.

Note 13.    Subsequent Event

Effective December 11, 2006, pursuant to an Asset Purchase Agreement dated November 3, 2006, Pierre Foods, Inc. through its wholly-owned subsidiaries, Pierre Newco I, LLC and Pierre Newco II, LLC, acquired substantially all of the assets and assumed certain liabilities of Zartic, Inc. and Zar Tran, Inc., respectively, and acquired certain assets of their affiliates. The preliminary aggregate purchase price was approximately $91.6 million, which included $1.2 million of transaction costs incurred by Pierre Foods, Inc. The liabilities assumed by the buyers included, among other things, $4.1 million in capital lease obligations. An aggregate of $5.5 million of the cash portion of the purchase price was placed in escrow at the closing to satisfy certain indemnification and severance obligations of the Company.